FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported) 3/27/97



                                 GLOBALINK, INC.
             (Exact Name of Registrant as specified in its Charter)




      Delaware                     33-60296                  54-1473222
  (State or other              (Commission File            (IRS Employer
   Jurisdiction of                  Number)                Identification
   Incorporation)                                              Number)




9302 Lee Highway, 12th Floor, Fairfax, Virginia                         22031
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(Address of Principal Executive Offices)                             (Zip Code)



Registrant's Telephone Number, including area code: 703-273-5600

Item 2.           Acquisition or Disposition of Assets

Pursuant to the Subscription Agreement dated March 27, 1997, the Company sold 2,502 shares of Series A-3 Convertible Preferred Stock at $1,000.00 per share for aggregate consideration of $2,502,000 to The Pangaea Fund Limited, a British Virgin Islands Corporation.

Each share of Series A-3 Convertible Preferred Stock (the "Preferred Stock") is convertible into such number of shares of Common Stock determined by dividing
(x) $1,000.00 by (y) the lower of (1) the product of (A) eighty-five percent times (B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or (2) $3.44 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events). The Preferred Stock was issued in three separate stock certificates of 834 shares each. The three stock certificates may be converted on the ninetieth (90th), one hundred twentieth (120th) and one hundred fiftieth (150th) day following the Closing Date, respectively. In no event shall the number of shares of Common Stock into which the Preferred Stock are convertible exceed twenty percent (20%) of the shares of Common Stock of the Company outstanding as of the Closing Date. On the date which is 730 days after the Issuance Date all of the shares of the Preferred Stock then outstanding shall be converted into shares of Common Stock. The Pangaea Fund Limited also received warrants to purchase 85,568 shares of Common Stock of the Company exercisable at any time after the Closing Date at $4.30 per share.

In connection with this transaction, Tanner Unman Securities, Inc., the Placement Agent for the transaction, received warrants to purchase 25,020 shares of Common Stock of the Company exercisable at any time after the Closing Date at $3.44 per share. The Company has also agreed to issue warrants to purchase 20,000 shares of Common Stock at $4.30 per share to Prudential Securities Incorporated in exchange for Prudential's agreement that Prudential would not be entitled to any cash compensation in connection with the sale by the Company of the Preferred Stock.

The Company has agreed, at its sole cost and expense, to file a registration statement within thirty (30) days of the Closing Date on an appropriate form with the United States Securities and Exchange Commission covering all shares of Common Stock underlying the Preferred Stock, Warrants and Placement Agent Warrants and to use its best efforts to have such registration statement declared effective as soon as possible thereafter.

The transaction is exempt from registration under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 7.           Financial Statements and Exhibits

                  Exhibits

                  3.01              Certificate of Designation of Series A-3
                                    Preferred Stock

                  10.01             Subscription Agreement dated March 27, 1997


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 1997                GLOBALINK, INC.


                                   By:/s/ Mark A. Paiewonsky
                                      --------------------------------
                                          Mark A. Paiewonsky
                                          Chief Financial & Accounting
                                          Officer